EXHIBIT 1


                             JOINT FILING AGREEMENT

      Be it known that the undersigned hereby agree to file jointly a Schedule 13D, including amendments thereto, reporting the beneficial ownership of the Common Stock, par value $.10 per share, of Patlex Corporation.




Dated: July 16, 1996                            /s/ SALOMON E. MELGEN, M.D.
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                                                Salomon E. Melgen, M.D.




Dated: July 16, 1996                            /s/ FLOR MELGEN
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                                                Flor Melgen